SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

     This Amendment, dated as of November 10, 1999, is made by and between FM PRECISION GOLF MANUFACTURING CORP., a Delaware corporation, and FM PRECISION GOLF SALES CORP., a Delaware corporation (collectively, jointly and severally, the "Borrower"), and WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation, formerly known as Norwest Business Credit, Inc. (the "Lender").

                                    Recitals

     The Borrower and the Lender have entered into a Credit and Security Agreement dated as of October 9, 1998, as amended by that certain Amendment to Credit and Security Agreement and Waiver of Defaults dated April 13, 1999 (collectively, the "Credit Agreement"). Capitalized terms used in these recitals have the meanings given to them in the Credit Agreement unless otherwise specified.

     The Borrower has requested that certain amendments be made to the Credit Agreement, which the Lender is willing to make pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

     1. DEFINED TERMS. Capitalized terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

     2. AMENDMENTS. The Credit Agreement is hereby amended as follows:

          (a) The definition of "Base Rate" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced with the following definition of "Prime Rate":

     "PRIME RATE" means the rate of interest publicly announced from time to time by Wells Fargo Bank, N.A. as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

          (b) Each and every reference to "Base Rate" contained in the Credit Agreement is hereby deleted and replaced with the term "Prime Rate".

          (c) The definition of "Borrowing Base" contained in Section 1.1 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     "BORROWING BASE" means, at any time the lesser of:

          (a) the Maximum Line; or

          (b) subject to change from time to time in the Lender's sole discretion, the sum of:

               (A)  the  lesser  of  (x)  85%  of  Eligible  Accounts,   or  (y)
          $5,000,000.00, plus

               (B) the lesser of (x) 60% of Eligible Inventory (exclusive of Eligible Raw Materials Inventory), or (y) $2,500,000.00 from March 1 through September 30 of each year and $3,500,000.00 from October 1 of each year through February 28 of each subsequent year.

               (C) the lesser of (x) 50% of Eligible Raw Materials Inventory, or
          (y) $2,500,000.00 from March 1 through September 30 of each year and $3,500,000.00 from October 1 of each year through February 28 of each subsequent year.

          (d) The  definition  of "Debt  Service  Coverage  Ratio"  contained in
Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

     "Debt Service Coverage Ratio" means the ratio of (i) the sum of (A) Funds from Operations plus (estimated taxes less cash tax payments) plus (B) Interest Expense minus (C) unfinanced portion of Capital Expenditures (exclusive of not more than $750,000.00 of Capital Expenditures (the "Wastewater Capital Expenditures") related to the construction of a wastewater treatment facility) to (ii) the sum of (A) Current Maturities of Long Term Debt (actually paid during the period) plus (B) Interest Expense. The Borrower acknowledges that in the event the Wastewater Capital Expenditures are not refinanced in full on or before May 30, 2000, the Wastewater Capital Expenditures shall be included in said ratio.

          (e) The year "2001" contained in the definition of "Maturity Date" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the year "2002".

          (f) The figure "$4,000,000.00" contained in the definition of "Maximum Line" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced with the figure "$5,000,000.00".

          (g) The definition of "Revolving  Floating Rate"  contained in Section
1.1 of the Credit Agreement is hereby deleted and replaced as follows:

     "Revolving Floating Rate" means an annual rate equal to the sum of the Prime Rate plus one-quarter of one percent (0.25%), which annual rate shall change when and as the Prime Rate changes.

          (h) The definition of "Term Floating Rate" contained in Section 1.1 of the Credit Agreement is hereby deleted and replaced as follows:

     "Term Floating Rate" means an annual rate equal to the sum of the Prime Rate plus three-quarters of one percent (0.75%), which annual rate shall change when and as the Prime Rate changes.

          (i) There is hereby added to Section 1.1 of the Credit Agreement a new definition for "Wells Fargo Bank, N.A." which provides as follows:

     "Wells Fargo Bank, N.A." means Wells Fargo Bank, National Association.

          (j) The introductory sentence of Section 2.8 of the Credit Agreement is hereby deleted and replaced as follows:

     INTEREST; MINIMUM INTEREST CHARGE; DEFAULT INTEREST; PARTICIPATIONS; USURY. Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.

          (k) Section 2.9(a) of the Credit Agreement is hereby deleted and replaced as follows:

     (a) UNUSED LINE FEE. For the purposes of this Section 2.9(b), "Unused Amount" means the $4,500,000.00 reduced by (1) outstanding Revolving Advances and (2) the L/C Amount, until such time as the outstanding Revolving Advances are greater than $4,500,000.00 at which point (regardless of whether or not at some point thereafter the outstanding Revolving Advances are less than $4,500,000.00) the term "Unused Amount" means the Maximum Line reduced by (1) outstanding Revolving Advances and
     (2) the L/C Amount.

          (l) The figure "$60.00" contained in Section 2.9(d) of the Credit Agreement is hereby deleted and replaced with the figure "$75.00".

          (m) Sections 2.13(a) and 2.13(b) of the Credit Agreement are hereby deleted and replaced as follows:

     (a) TERMINATION AND LINE REDUCTION FEES. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay the Lender a fee in an amount equal to a percentage of $4,500,000.00, until such time as the outstanding Revolving Advances are greater than $4,500,000.00, at which time said figure shall automatically be increased to the Maximum Line regardless of whether or not at some point thereafter the outstanding Revolving Advances are less than $4,500,000.00 (or the reduction, as the case may be) as follows: (i) three percent (3%) if the termination or reduction occurs on or before September 30, 2000; (ii) two percent (2%) if the termination or reduction occurs after September 30, 2000 but on or before September 30, 2001; and (iii) one percent (1%) if the termination or reduction occurs after September 30, 2001.

     (b) PREPAYMENT FEES. If the Term Note is prepaid as of a date other than the Maturity Date for any reason except in accordance with Section 2.7, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the amount prepaid as follows: (i) three percent (3%) if prepayment occurs on or before September 30, 2000; (ii) two percent (2%) if prepayment occurs after September 30, 2000 but on or before September 30, 2001; and
     (iii) one percent (1%) if prepayment occurs after September 30, 2001.

          (n) Section 6.12 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     DEBT SERVICE COVERAGE RATIO. The Borrower covenants that FMM and FMS and the Covenant Entities shall, as of the last day of each fiscal quarter, on and after November 30, 1999, maintain a consolidated average minimum debt service coverage ratio (based upon the period set forth below) as follows:


     Quarter Ending                         Debt Service Coverage Ratio
     --------------                         ---------------------------
     November 30, 1999                      .0001 based upon the immediately
                                            preceding six month period

     February 29, 2000                      .50 to 1 based upon the immediately
                                            preceding nine month period

     May 31, 2000 and each May 31           1.05 to 1 based upon the immediately
     thereafter                             preceding twelve month period

     August 31, 2000 and each August 31     1.05 to 1 based upon the immediately
     thereafter                             preceding twelve month period

     November 30, 2000 and each             1.05 to 1 based upon the immediately
     November 30 thereafter                 preceding twelve month period

     February 28, 2001 and each             1.05 to 1 based upon the immediately
     February 28 thereafter                 preceding twelve month period


          (o) Section 6.15 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     MONTHLY NET INCOME/NET LOSS. The Borrower covenants that beginning with June, 1999, and continuing for each month thereafter, FMM, FMS and the Covenant Entities shall achieve an aggregate consolidated Net Income of not less than (or in the event a Net Loss is permitted, a Net Loss of not more than) the amounts set forth below for each month as measured from the last day of the immediately preceding month.

     Month                                         Net Income/(Net Loss)
     -----                                         ---------------------
     June, 1999                                    $50,000.00

     July, 1999                                    $0.00

     August, 1999                                  ($400,000.00)

     September, 1999                               ($150,000.00)

     October, 1999                                 ($200,000.00)

     November, 1999                                ($200,000.00)

     December, 1999                                ($350,000.00)

     January, 2000                                 ($100,000.00)

     February, 2000                                $0.00

     March, 2000                                   $50,000.00

     April, 2000                                   $75,000.00

     May, 2000                                     $75,000.00

     June of each year thereafter                  $0.00

     July of each year thereafter                  $0.00

     August of each year thereafter                ($300,000.00)

     September of each year thereafter             ($150,000.00)

     October of each year thereafter               ($200,000.00)

     November of each year thereafter              ($100,000.00)

     December of each year thereafter              ($350,000.00)

     January of each year thereafter               ($50,000.00)

     February of each year thereafter              $0.00

     March of each year thereafter                 $0.00

     April of each year thereafter                 $0.00

     May of each year thereafter                   $0.00


          (p) Section 6.16 of the Credit Agreement is hereby deleted without replacement.

          (q) Section 7.4(a)(iv) of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     (iv) loans, advances or any other credits at any time disbursed and outstanding after the date of this Agreement shown on the balance sheet of Borrower granted to the Covenant Entities for fair and adequate consideration which will not increase from the date hereof by more than in the aggregate (i) $1,500,000.00 through September 30, 2000, (ii) $2,250,000.00 after September 30, 2000 through September 30, 2001, and
     (iii) $3,000,000.00 after September 30, 2001 through the Termination Date. This subsection (iv) shall not apply to the payment of Expense Reimbursements, as hereafter defined, to Guarantor.

          (r) Section 7.22 of the Credit Agreement is hereby deleted without replacement.

          (s) Section 7.10 of the Credit Agreement is hereby deleted and replaced as follows:

     CAPITAL EXPENDITURES. During each fiscal year, FMM, FMS and the Covenant Entities will not incur or contract to incur Capital Expenditures in the aggregate of more than $2,000,000.00. In addition, during each fiscal year, FMM, FMS and the Covenant Entities will not incur or contract to incur Capital Expenditures paid with working capital in the aggregate of more than $1,250,000.00. The Borrower acknowledges that in the event the Wastewater Capital Expenditures are not refinanced in full on or before May 30, 2000, the Wastewater Capital Expenditures shall be considered Capital Expenditures paid with working capital.

          (t) Section 7.19 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     PAYMENTS TO AFFILIATES. Neither FMM nor FMS shall, without the express written consent of Lender, which consent may be granted or withheld in Lender's sole discretion, make any transfer, conveyance, loan or payment of any kind ("Payment") to FMM (from FMS), FMS (from FMM), to any Covenant Entity or to any other Affiliate which is not for fair and adequate consideration or which is in the aggregate in excess of $1,500,000.00 for any fiscal year. Notwithstanding the above, FMM and FMS may make Payments to Guarantor on their behalf so long as such Payments are a reimbursement of expenses which are related solely to the costs associated with FMM's and FMS's normal and customary day to day operations ("Expense Reimbursements").

          (u) Section 7.17 of the Credit Agreement is hereby deleted in its entirety and replaced as follows:

     SALARIES. The Borrower will not pay excessive or unreasonable salaries, bonuses, commissions, consultant fees or other compensation; or increase the salary, bonus, commissions, consultant fees or other compensation of any director in a director capacity, officer or any member of their families, by more than 20% in any one year, either individually or for all such persons in the aggregate, or pay any such increase from any source other than profits earned in the year of payment. Notwithstanding the above, so long as there is not a then existing Event of Default or Default Period, Borrower may make payments to Borrower's executives in accordance with the terms of that certain Executive Bonus Plan dated September 14, 1999. The Executive Bonus Plan will not be amended without the consent of the Lender.

     3. SATISFACTION OF CONDITIONS. Upon the terms and subject to the conditions set forth in this Amendment, the Lender hereby acknowledges that the conditions contained in the Lender's October 14, 1999 letter have been satisfied.

     4. AMENDMENT FEE. The Borrower shall pay the Lender a fully earned, non-refundable fee in the amount of $10,000.00 in consideration of the Lender's execution of this Amendment. Said fee shall be due and payable as follows: (i) $5,000.00 as of the date hereof, and (ii) $5,000.00 as of that date on which the outstanding Revolving Advances are greater than $4,500,000.00.

     5. NO OTHER CHANGES. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect and shall apply to any advance or letter of credit thereunder.

     6. CONDITIONS PRECEDENT. This Amendment, and the waiver set forth in Paragraph 4 hereof, shall be effective when the Lender shall have received an executed original hereof, together with each of the following, each in substance and form acceptable to the Lender in its sole discretion:

          (a) The replacement revolving note substantially in the form of Exhibit A-2 hereto, duly executed on behalf of the Borrower (the "Replacement Note").

          (b) The Acknowledgment and Agreement of Guarantor set forth at the end of this Amendment, duly executed by the Guarantor.

          (c) A Certificate  of the  Secretary of the Borrower  certifying as to
(i) the resolutions of the board of directors of the Borrower approving the execution and delivery of this Amendment, (ii) the fact that the articles of incorporation and bylaws of the Borrower, which were certified and delivered to the Lender pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of October 9, 1998 in connection with the execution and delivery of the Credit Agreement continue in full force and effect and have not been amended or otherwise modified except as set forth in the Certificate to be delivered, and (iii) certifying that the officers and agents of the Borrower who have been certified to the Lender, pursuant to the Certificate of Authority of the Borrower's secretary or assistant secretary dated as of October 9, 1998, as being authorized to sign and to act on behalf of the Borrower continue to be so authorized or setting forth the sample signatures of each of the officers and agents of the Borrower authorized to execute and deliver this Amendment and all other documents, agreements and certificates on behalf of the Borrower.

          (d) An opinion of the Borrower's counsel as to the matters set forth in paragraphs 7(a) and 7(b) hereof and as to such other matters as the Lender shall require.

     7. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

          (a) The Borrower has all requisite corporate power and authority to execute this Amendment and the Replacement Note and to perform all of its obligations hereunder, and this Amendment and the Replacement Note have been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment and the Replacement Note have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article V of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

     8. WAIVER OF INTEREST. That portion of accrued but unpaid interest (which accrued commencing on January 1, 1999 through the date hereof at a rate of 1% of the Revolving Advances and 1% of the Term Advances) which was, prior to the effectiveness of this Amendment, due and payable by Borrower upon the prepayment in whole of the Obligations is hereby forgiven by Lender.

     9. REFERENCES. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Security Documents to the Credit Agreement shall be deemed to refer to the Credit Agreement as amended hereby. Upon the satisfaction of each of the conditions set forth in paragraph 5 hereof, the definition of "Revolving Note" and all references thereto in the Credit Agreement shall be deemed amended to describe the Replacement Note, which Replacement Note shall be issued by the Borrower to the Lender in replacement, renewal and amendment, but not in repayment, of the Note.

     10. NO WAIVER. Except as set forth above with respect to Lender's October 14, 1999 letter, the execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default or Default Period under the Credit Agreement or breach, default or event of default under any Security Document or other document held by the Lender, whether or not known to the Lender and whether or not existing on the date of this Amendment.

     11. RELEASE. The Borrower, and Guarantor by signing the Acknowledgment and Agreement of Guarantor set forth below, each hereby absolutely and unconditionally releases and forever discharges the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing, from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or Guarantor has had, now has or has made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown.

     12. COSTS AND EXPENSES. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Lender on demand for all costs and expenses incurred by the Lender in connection with the Credit Agreement, the Security Documents and all other documents contemplated thereby, including without limitation all reasonable fees and disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Lender for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto. The Borrower hereby agrees that the Lender may, at any time or from time to time in its sole discretion and without further authorization by the Borrower, make a loan to the Borrower under the Credit Agreement, or apply the proceeds of any loan, for the purpose of paying any such fees, disbursements, costs and expenses, and the fee required under paragraph 6 hereof.

     13. MISCELLANEOUS. This Amendment and the Acknowledgment and Agreement of Guarantor may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

                                        WELLS FARGO BUSINESS CREDIT, INC.


                                        By /s/ Clifton Moschnik
                                           -------------------------------------
                                           Its Business Banking Officer

                                        FM PRECISION GOLF MANUFACTURING CORP.,
                                        a Delaware corporation


                                        By /s/ Thomas A. Schneider
                                           -------------------------------------
                                           Its President


                                        FM PRECISION GOLF SALES CORP.,
                                        a Delaware corporation


                                        By /s/ Thomas A. Schneider
                                           -------------------------------------
                                           Its President

                    ACKNOWLEDGMENT AND AGREEMENT OF GUARANTOR

     The  undersigned,  a guarantor of the  indebtedness  of FM  Precision  Golf
Manufacturing Corp., and FM Precision Golf Sales Corp., each Delaware corporations (collectively, jointly and severally, the "Borrowers") to Wells Fargo Business Credit, Inc., formerly known as Norwest Business Credit, Inc. (the "Lender") pursuant to a Guaranty dated as of October 9, 1998 (the "Guaranty"), hereby (i) acknowledges receipt of the foregoing Amendment; (ii) consents to the terms (including without limitation the release set forth in paragraph 11 of the Amendment) and execution thereof; (iii) reaffirms its obligations to the Lender pursuant to the terms of its Guaranty; and (iv) acknowledges that the Lender may amend, restate, extend, renew or otherwise modify the Credit Agreement and any indebtedness or agreement of the Borrower, or enter into any agreement or extend additional or other credit accommodations, without notifying or obtaining the consent of the undersigned and without impairing the liability of the undersigned under the Guaranty for all of the Borrowers' present and future indebtedness to the Lender.

                                        ROYAL PRECISION, INC.,
                                        a Delaware corporation


                                        By /s/ Thomas A. Schneider
                                           -------------------------------------
                                           Its President

                                   EXHIBIT A-2

                           REPLACEMENT REVOLVING NOTE

$5,000,000.00                                                   Phoenix, Arizona

                                                                 _________, 1999

     For value received, the undersigned, FM PRECISION GOLF MANUFACTURING CORP., a Delaware corporation, and FM PRECISION GOLF SALES CORP., a Delaware corporation (collectively, jointly and severally, "Borrower"), hereby jointly and severally promise to pay on the Termination Date under the Credit Agreement (defined below), to the order of WELLS FARGO BUSINESS CREDIT, INC., a Minnesota corporation (the "Lender"), at its main office in Phoenix, Arizona, or at any other place designated at any time by the holder hereof, in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION and N0/100 Dollars ($5,000,000.00) or, if less, the aggregate unpaid principal amount of all Revolving Advances made by the Lender to the Borrower under the Credit Agreement (defined below) together with interest on the principal amount hereunder remaining unpaid from time to time, computed on the basis of the actual number of days elapsed and a 360-day year, from the date hereof until this Note is fully paid at the rate from time to time in effect under the Credit and Security Agreement dated October 8, 1998, as amended from time to time (as the same may hereafter be amended, supplemented or restated from time to time, the "Credit Agreement") by and between the Lender and the Borrower. The principal hereof and interest accruing thereon shall be due and payable as provided in the Credit Agreement. This Note may be prepaid only in accordance with the Credit Agreement.

     This Note is issued pursuant, and is subject, to the Credit Agreement, which provides, among other things, for acceleration hereof. This Note is the Revolving Note referred to in the Credit Agreement. This Note is secured, among other things, pursuant to the Credit Agreement and the Security Documents as therein defined, and may now or hereafter be secured by one or more other security agreements, mortgages, deeds of trust, assignments or other instruments or agreements.

     Both entities constituting the Borrower hereby jointly and severally agree to pay all costs of collection, including attorneys' fees and legal expenses in the event this Note is not paid when due, whether or not legal proceedings are commenced.

     This Note, upon its execution, is a replacement of, issued in substitution and not in satisfaction of a promissory note, and a portion of the indebtedness hereunder is the same indebtedness evidenced by that certain Revolving Note in the amount of $4,000,000.00, made by the undersigned, which Revolving Note was executed pursuant to the Credit Agreement. The indebtedness evidenced by said Revolving Note is not extinguished hereby.

     Presentment or other demand for payment, notice of dishonor and protest are expressly waived.

                                        FM PRECISION GOLF MANUFACTURING CORP.,
                                        a Delaware corporation


                                        By
                                           -------------------------------------

                                           Its
                                               ---------------------------------


                                        FM PRECISION GOLF SALES CORP.,
                                        a Delaware corporation


                                        By
                                           -------------------------------------

                                           Its
                                               ---------------------------------